Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), the undersigned hereby certifies that, to the best of their knowledge:

1.

The Quarterly Report on Form 10-Q of Applied Therapeutics, Inc. (the “Company”) for the period ended March 31, 2022, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2022

By:	/s/ Shoshana Shendelman
Name:	Shoshana Shendelman, Ph.D.
Title:	Chief Executive Officer (Principal Executive Officer)